As filed with the Securities and Exchange Commission on April 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1967918
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

(502) 791-8800

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices and principal place of business)

Will Logan

Chief Financial Officer

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

(502) 791-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to: Bradley A. Pederson, Esq. Maslon LLP 3300 Wells Fargo Center 90 South 7th Street Minneapolis, Minnesota 55402 Telephone: (612) 672-8200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.01 per share	2,197,350	$1.95	(2)	$4,350,753.00	(2)	$474.67

(1)	There is also being registered hereunder an indeterminate number of additional shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per shares of common stock and the maximum aggregate offering price are based on the average of the $2.12 (high) and $1.84 (low) sale price of the registrant’s common stock as reported on the Nasdaq Capital Market on March 29, 2021, which date is within five business days prior to filing this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 2, 2021

PROSPECTUS

Creative Realities, Inc.

2,197,350 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 2,197,350 shares of common stock, $0.01 par value per share, of Creative Realities, Inc. (the “Company”) by the selling stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of such shares. We will bear all other costs, expenses and fees in connection with the registration of the such shares. See “Plan of Distribution” beginning on page 12 for more information about how the selling stockholders may sell or dispose of its shares of common stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CREX.” The last reported per share price for our common stock was $1.83, as quoted on The NASDAQ Capital Market on March 31, 2021.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the selling stockholders may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the information incorporated by reference into this prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus.

Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise or unless otherwise indicated, all references to “Creative Realities,” the “Company,” “we,” “our,” or “us” refer collectively to Creative Realities, Inc.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

Creative Realities, Inc. is a Minnesota corporation that provides innovative digital marketing technology solutions to a broad range of companies, individual brands, enterprises, and organizations throughout the United States and in certain international markets. We have expertise in a broad range of existing and emerging digital marketing technologies across approximately 15 vertical markets, as well as the related media management and distribution software platforms and networks, device and content management, product management, customized software service layers, systems, experiences, workflows, and integrated solutions. Our technology and solutions include: digital merchandising systems and omni-channel customer engagement systems; content creation, production and scheduling programs and systems; a comprehensive series of recurring maintenance, support, and field service offerings; interactive digital shopping assistants, advisors and kiosks; and, other interactive marketing technologies such as mobile, social media, point-of-sale transactions, beaconing and web-based media that enable our customers to transform how they engage with consumers.

Our main operations are conducted directly through Creative Realities, Inc. and our wholly owned subsidiary Creative Realities Canada, Inc., a Canadian corporation. Our other wholly owned subsidiaries are effectively dormant: Creative Realities, LLC, a Delaware limited liability company, ConeXus World Global, LLC, a Kentucky limited liability company, and Allure Global Solutions, Inc., a Georgia corporation.

We generate revenue by:

●	consulting with our customers to determine the technologies and solutions required to achieve their specific goals, strategies, and objectives;

●	designing our customers’ digital marketing experiences, content, and interfaces;

●	engineering the systems architecture delivering the digital marketing experiences we design – both software and hardware – and integrating those systems into a customized, reliable, and effective digital marketing experience;

●	managing the efficient, timely and cost-effective deployment of our digital marketing technology solutions for our customers;

●	delivering and updating the content of our digital marketing technology solutions using a suite of advanced media, content, and network management software products; and

●	maintaining our customers’ digital marketing technology solutions by: providing content production and related services; creating additional software-based features and functionality; hosting the solutions; monitoring solution service levels; and responding to and/or managing remote or onsite field service maintenance, troubleshooting and support calls.

These activities generate revenue through bundled-solution sales; consulting services, experience design, content development and production, software development, engineering, implementation, and field services; software subscription license fees; and maintenance and support services related to our software, managed systems and solutions.

We currently market and sell our technology and solutions primarily through our sales and business development personnel, but we also utilize agents, strategic partners, and lead generators who provide us with access to additional sales, business development and licensing opportunities.

Our digital marketing technology solutions have application in a wide variety of industries. The industries in which we sell our solutions are established and include automotive, apparel & accessories, banking, baby/children, beauty, CPG, department stores, digital out-of-home (“DOOH”), electronics, fashion, fitness, foodservice/quick service restaurant (“QSR”), financial services, gaming, luxury, mass merchants, mobile operators, and pharmacy retail; however, the planning, development, implementation and maintenance of technology-enabled experiences involving combinations of digital marketing technologies is relatively new and evolving. Moreover, a number of participants in these industries have only recently started considering or expanding the adoption of these types of technologies, solutions and experiences as part of their overall marketing strategies. As a result, we remain without an established history of profitability.

We believe that the adoption and evolution of digital marketing technology solutions will increase substantially in years to come in the industries in which we currently focus and in others; however, adoption has not yet accelerated to the extent we expected, in part due to delays in capital expenditures from our current and potential customer base as a result of the COVID-19 pandemic. We also believe that adoption of our solutions depends not only upon the services and solutions that we provide but also upon the cost of hardware used to process and display content. While the costs of hardware configurations and software media players have historically decreased and we believe they will continue to do so at an accelerating rate, flat panel displays and players typically constitute a large portion of the expenditure customers make relative to the entire cost of implementing a digital marketing system implementation and can be a barrier to customer deployment. As a result, we believe that the broader adoption of digital marketing technology solutions is likely to increase, although we cannot predict the rate at which such adoption will occur.

Another key component of our business strategy, given the evolving dynamics of the industry in which we operate, is to acquire and integrate other operating companies in the industry in conjunction with pursuing our organic growth objectives. We believe that the selective acquisition and successful integration of certain companies will: accelerate our growth in targeted vertical and operating markets; enable us to cost-effectively aggregate multiple customer bases onto a single business and technology platform; provide us with greater operating scale on a consolidated basis; enable us to leverage a common set of processes and tools, and cost efficiencies company-wide; and ultimately result in higher operating profitability and cash flow from operations. Our management team evaluates acquisition opportunities on an ongoing basis. Our management team and Board of Directors have broad experience with the execution, integration, and financing of acquisitions. We believe that the COVID-19 pandemic has adversely affected our smaller competitors, and as a result, there may exist acquisition opportunities in the future. We also believe that, based on the foregoing, we can successfully serve as a consolidator of multiple business and technology platforms serving similar markets.

In addition to our historical product offerings and solutions, in April 2020, we announced the joint launch of an AI-integrated non-contact temperature inspection kiosk known as the “Thermal Mirror” with our partner, InReality, LLC for use by businesses as COVID-19 related workplace restrictions are reduced or eliminated. The Thermal Mirror involves the development, marketing and sale of a new product to new customers involving a joint effort with InReality compared to our historical products and services. The product also uses hardware and technologies that have not been used with our other customers. Throughout 2020, the Company and InReality continued to develop incremental use cases and subsequently launched a suite of Safe Space Solutions products addressing this market, each of which operate consistently with our primary business model in that they represent a sale of hardware and a SaaS-based subscription license services contract.

Business Strategy

We believe that our existing business model is highly scalable and can be expanded successfully as we continue to grow organically and integrate our recent merger transactions, acquire and integrate other companies which operate directly in our target markets, strengthen our operational practices and procedures, further streamline our administrative office functions, and continue to capitalize on various marketing programs and activities.

Industry Background

We believe certain digital marketing technology industry trends are creating the opportunity for retailers, brands, venue-operators, enterprises, non-profits and other organizations to create innovative shopping, marketing, and informational experiences for their customers and other stakeholders in various venues worldwide. These trends include: (i) the expectations of technology-savvy consumers; (ii) addressing on-line competitors by improving physical experiences; (iii) accelerating decline in the cost of hardware configurations (primarily flat panel displays) and software media players; (iv) the continued evolution of mobile, social, software and hardware technologies, applications and tools; (v) increasing sophistication of social networking platforms; (vi) increasingly complex customer requirements related to their specific digital marketing technology and solution objectives; and (vii) customers challenging service providers with the delivery of a satisfactory consumer experience with the traditional pressure on reducing installation and ongoing operating costs.

As a result, a growing number of retailers, brands, venue-operators and other organizations have identified the need and opportunity to implement increasingly cost-effective and “sales-lifting” digital marketing, and interactive experiences to market to their customers. These experiences include creating unique and customized experiences for targeted, timely offerings and relevant promotions; improving engagement resulting in increased sales; and increasing shopping basket size. We believe our clients consider capitalizing on these industry trends to be increasingly critical to any successful “store of the future” retail and brand sales environment, especially where sales staff turnover is high, training outcomes are inconsistent and product knowledge is low.

Companies are accomplishing their strategies by implementing various digital marketing technology solutions, which: are implemented in multiple forms and types of configurations and locations; attempt to achieve any of a broad range of individual or combination of objectives; contain various levels of targeting; have the ability to instantly manage single or multiple locations remotely from a customer’s desktop or other connected device at each location; and are built to deliver or contain a standard or customized experience unique to and within the customer’s environment. Examples of such solutions include:

●	Digital Merchandising Systems, which aim to inform and interact with customers through various types of content in an integrated experience, improve in-store customer experiences and increase overall sales, upsells, and/or cross-sales;

●	Digital Sales Assistants, which aim to replace or augment existing sales resources and the level of interactive and informational sales assistance inside the store;

●	Digital Way-Finders, which aim to help customers navigate their way around individual retail stores and multi-store locations or venues, or within individual brand categories;

●	Digital Kiosks, which aim to provide data, specialized and customized broadcasts, promotional information and coupons, train, and other forms of information and interaction with customers in a variety of deployment forms, types, configurations and experiences;

●	Digital Menu-Board Systems, which aim to enable various types of restaurant operators the ability to remotely and on a scheduled basis, update and modify menu information, promotions, and other forms of content dynamically; and

●	Dynamic Digital Signage which aims to deliver and manage in-store marketing and advertising campaigns, specialized and customized broadcasts, and various other forms of messaging targeting customers in a particular experience or environment.

Our Markets

We currently market and sell our marketing technology solutions through our direct sales force, inside sales team, and word-of-mouth referrals from existing customers. Select strategic partnerships and lead generation programs also drive business to the Company through targeted business development initiatives. We market to companies that seek digital marketing solutions across multiple connected devices and who specifically seek or could benefit from enhancements to the customer experience offered in their stores, venues, brands or organizations. In addition to our direct sales force, we market our Safe Space Solutions suite of products through a network of distribution and reseller partners through which we have expanded our market presence and reach. Distributors operate on either a consignment or direct drop ship approach and no revenue is recognized until a sale is made and product is delivered.

Our digital marketing technology solutions have application in a wide variety of industries. The industries in which we sell our solutions are established and include automotive, apparel & accessories, banking, baby/children, beauty, CPG, department stores, digital out-of-home (“DOOH”), electronics, fashion, fitness, foodservice/quick service restaurant (“QSR”), financial services, gaming, luxury, mass merchants, mobile operators, and pharmacy retail; however, the planning, development, implementation and maintenance of technology-enabled experiences involving combinations of digital marketing technologies is relatively new and evolving. Moreover, a number of participants in these industries have only recently started considering or expanding the adoption of these types of technologies, solutions and experiences as part of their overall marketing strategies.

Seasonality

A portion of our customer activity is influenced by seasonal effects related to traditional end of calendar year peak retail sales periods, traditional spring stadium/venue opening seasons, and certain other factors that arise from our target customer base. Nevertheless, our revenues can be materially affected by the launch of new markets, the timing of production rollouts, and other factors, any of which have the ability to reduce or outweigh certain seasonal effects.

Effect of General Economic Conditions on our Business

We believe that demand for our services will increase in part because of new construction and remodeling activities of pre-existing retail, convenience store, stadium and event venues. While we do see reductions in retail footprints across the U.S., we see a continued focus on integration of digital into the retail marketplace and a focus on digital refreshes within the retail space to stay relevant in an evolving e-commerce marketplace. Recent general economic improvements generally make it easier for our customers to justify decisions to invest in digital marketing technology solutions. A change in the macroeconomic trend in the U.S. could have a negative impact on our customers’ ability and/or willingness to advance their digital initiatives.

Regulation

We are subject to regulation by various federal and state governmental agencies. Such regulation includes radio frequency emission regulatory activities of the U.S. Federal Communications Commission, the consumer protection laws of the U.S. Federal Trade Commission, product safety regulatory activities of the U.S. Consumer Product Safety Commission, and environmental regulation in areas in which we conduct business. Some of the hardware components that we supply to customers may contain hazardous or regulated substances, such as lead. A number of U.S. states have adopted or are considering “takeback” bills addressing the disposal of electronic waste, including CRT style and flat panel monitors and computers. Electronic waste legislation is developing. Some of the bills passed or under consideration may impose on us, or on our customers or suppliers, requirements for disposal of systems we sell and the payment of additional fees to pay costs of disposal and recycling. Presently, we do not believe that any such legislation or proposed legislation will have a materially adverse impact on our business.

Our Thermal Mirror and other Safe Space Solutions products are utilized by employers, in part, to evaluate the temperature of their respective employees or guests to their facilities. Consequently, regulations from the U.S. Food and Drug Administration, as well as state regulations related to consumer and employee privacy rights, may apply to the sale and use of such devices within the United States. Similarly, because the devices are sold in Canada, regulations related to consumer and employee privacy in provinces where such regulations exist may apply to the sale and use of such devices in those provinces in Canada. Presently, we do not believe that any such legislation or proposed legislation will have a materially adverse impact on our business.

Competition

While we believe there is presently no direct competitor with the comprehensive offering of technologies, solutions and services we provide to our customers, there are multiple individual competitors who offer pieces of our solutions. These include digital signage software companies such as Stratacache, Four Winds Interactive, and Reflect Systems; marketing services companies such as Sapient Nitro or digital signage systems integrators such as SageNet. Some of these competitors may have significantly greater financial, technical and marketing resources than we do and may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. We believe that our sales and business development capabilities, network operations / field service management capabilities, our comprehensive offering of digital marketing technology and solutions, brand awareness, and proprietary processes are the primary factors affecting our competitive position.

Territories

We sell products and services primarily throughout North America.

Employees

We have approximately 75 employees as of March 31, 2021. We do not have any employees that operate under collective-bargaining agreements.

Description of the Amended and Restated Credit and Security Agreement with Slipstream Communications, LLC

On March 7, 2021, the Company and its subsidiaries (collectively, the “Borrowers”) entered into an Amended and Restated Credit and Security Agreement (the “Amended and Restated Credit Agreement”) to refinance their preexisting debt facilities with Slipstream Communications, LLC (“Slipstream”). The debt facilities are fully secured by all assets of the Borrowers. The maturity date (“Maturity Date”) on all indebtedness under the Amended and Restated Credit Agreement was extended to March 31, 2023. The Amended and Restated Credit Agreement (i) provides a $1,000 of availability under a line of credit (the “Line of Credit”), (ii) consolidates our previously existing term and revolving line of credit facilities into a new term loan (the “New Term Loan”) having an aggregate principal balance of approximately $4,550 (including a 3.0% issuance fee capitalized into the principal balance), (iii) increases the previously outstanding special convertible term loan (the “Convertible Loan”) to approximately $2,280 (including a 3.0% issuance fee capitalized into the principal balance), and (iv) extinguishes the previously outstanding obligations owed with respect to a $264 existing disbursed escrow loan in exchange for shares of the Company’s common stock (the “Disbursed Escrow Conversion Shares”), valued at $2.718 per share (the trailing 10-day volume weighted average price (“VWAP”)) as reported on the Nasdaq Capital Market as of the date of execution of the Amended and Restated Credit Agreement). The Line of Credit and Convertible Loan accrue interest at 10% per year, and the New Term Loan accrues interest at 8% per year. All dollar amounts set forth in this paragraph are in thousands.

The New Term Loan requires no principal payments until the Maturity Date, and interest payments are payable on the first day of each month until the Maturity Date. All interest payments owed prior to October 1, 2021 are payable as PIK payments, or increases to the principal balance only.

The Line of Credit and Convertible Loan require payments of accrued interest payable on the first day of each month through April 1, 2022. All such interest payments made prior to October 1, 2021 are payable as PIK payments, or increases to the principal balances under the Line of Credit and Convertible Loan only. No principal payments are owed under the Line of Credit or Convertible Loan until April 1, 2022, at which time all principal and interest on each of the Line of Credit and Convertible Loan will be paid in monthly installments until the Maturity Date to fully amortize outstanding principal by the Maturity Date.

All payments of interest (other than PIK payments) and principal on the Line of Credit and Convertible Loan may be paid, in the Borrowers’ sole discretion, in shares of the Company’s common stock (the “Payment Shares,” and together with the Disbursed Escrow Conversion Shares, the “Shares”). The Payment Shares will be valued on a per-Share basis at 70% of the VWAP of the Company’s shares of common stock as reported on the Nasdaq Capital Market for the 10 trading days immediately prior to the date such payment is due; provided that the Payment Shares shall not be valued below $0.50 per Share (the “Share Price”).

The Amended and Restated Credit Agreement limits the Company’s ability to issue Shares as follows (the “Exchange Limitations”): (1) The total number of Shares that may be issued under the Amended and Restated Credit Agreement will be limited to 19.99% of the Company’s outstanding shares of common stock on the date the Amended and Restated Credit Agreement was signed (the “Exchange Cap”), unless stockholder approval is obtained to issue shares in excess of the Exchange Cap; (2) if Slipstream and its affiliates (the “Slipstream Group”) beneficially own the largest ownership position of shares of Company common stock immediately prior to the proposed issuance of Payment Shares and such shares are less than 19.99% of the then-issued and outstanding shares of Company common stock, the issuance of such Payment Shares will not cause the Slipstream Group to beneficially own in excess of 19.99% of the issued and outstanding shares of Company common stock after such issuance unless stockholder approval is obtained for ownership in excess of 19.99%; and (3) if the Slipstream Group does not beneficially own the largest ownership position of shares of Company common stock immediately prior to the proposed issuance of Payment Shares, the Company may not issue Payment Shares to the extent that such issuance would result in Slipstream Group beneficially owning more than 19.99% of the then issued and outstanding shares of Company common stock unless (A) such ownership would not be the largest ownership position in the Company, or (B) stockholder approval is obtained for ownership in excess of 19.99%.

The closing of the refinancing transactions contemplated by the Amended and Restated Credit Agreement occurred on March 12, 2021.

The Borrowers agreed to, within 30 days of the closing date of the Amended and Restated Credit Agreement, file a preliminary proxy statement with the SEC to procure an approval of the transactions contemplated herein from its majority stockholders for purposes of complying with Nasdaq Marketplace Rule 5635(b), (c) and (d), and to thereafter use their commercially reasonable efforts to file a definitive proxy statement to cause to be held a shareholder meeting for such approval.

The Borrowers agreed to use their reasonable best efforts to have declared effective within 45 days of closing date of the Amended and Restated Credit Agreement (“Effectiveness Date”) a registration statement on Form S-3 covering the resale of the Disbursed Escrow Conversion Shares and the Payment Shares.

The issuance of the Disbursed Escrow Conversion Shares was not, and any future issuance of the Payment Shares will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such common stock did not involve a public offering.

The foregoing description is qualified in its entirety by the terms of the Amended and Restated Credit Agreement, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Corporate Organization

Our principal offices are located at 13100 Magisterial Drive, Ste 100, Louisville, Kentucky 40223, and our telephone number at that office is (502) 791-8800.

We originally incorporated and organized as a Minnesota corporation under the name “Wireless Ronin Technologies, Inc.” in March 2003. Our business initially focused on the provision of expertise in digital media marketing solutions to customers, including digital signage, interactive kiosks, mobile, social media and web-based media solutions. We acquired the assets and business of Broadcast International, Inc., a Utah corporation and public registrant, through a merger transaction that was effective as of August 1, 2014. Then on August 20, 2014, we consummated a merger transaction with Creative Realities, LLC, a privately owned Delaware limited liability company, in which we issued a majority of our issued and outstanding shares of common stock. In that merger transaction, we acquired the interactive marketing technology business of Creative Realities that we currently operate. Shortly after that merger, we changed our corporate name from “Wireless Ronin Technologies, Inc.” to “Creative Realities, Inc.” On October 15, 2015, we acquired the assets and business of ConeXus World Global, LLC, a privately-owned Kentucky limited liability company for which we issued preferred and common stock. In that merger transaction, we acquired the systems integration and marketing technology business of ConeXus World that we currently operate. On May 23, 2016, we dissolved Broadcast International, Inc. On November 20, 2018, we acquired Allure Global Solutions, Inc. (“Allure”), an enterprise software development.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing shares of our common stock, see “Risk Factors” on page 8 of this prospectus.

The Offering

This prospectus relates to the proposed resale or other disposition from time to time of up to 2,197,350 shares of our common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus. Such shares are comprised of the Disbursed Escrow Conversion Shares and the Payment Shares described above under the caption “Prospectus Summary - Description of the Amended and Restated Credit and Security Agreement with Slipstream Communications, LLC.” See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders may offer to sell the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the Nasdaq Capital Market under the symbol “CREX.”

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) contained herein or in any applicable prospectus supplement, (ii) set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2021, which is incorporated by reference into this prospectus, and (iii) set forth in our future filings with the SEC that are incorporated by reference into this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Important Information Incorporated by Reference.” The risks and uncertainties in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially impact the Company and could result in the loss of all or a portion of your investment in our common stock. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein contain, and any prospectus supplement, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the adequacy of funds for future operations;

●	future expenses, revenue and profitability;

●	trends affecting financial condition and results of operations;

●	ability to convert proposals into customer orders under mutually agreed upon terms and conditions;

●	general economic conditions and outlook, including those as a result of the COVID-19 pandemic;

●	the ability of customers to pay for products and services received;

●	the impact of changing customer requirements upon revenue recognition;

●	customer cancellations;

●	the availability and terms of additional capital;

●	industry trends and the competitive environment;

●	the impact of the company’s financial condition upon customer and prospective customer relationships;

●	potential litigation and regulatory actions directed toward our industry in general;

●	the ultimate control of our management and our Board of Directors by our controlling shareholder, Slipstream Funding, LLC;

●	our reliance on certain key personnel in the management of our businesses;

●	employee and management turnover;

●	the existence of material weaknesses in internal controls over financial reporting;

●	the inability to successfully integrate the operations of acquired companies; and

●	the fact that our common stock is presently thinly traded in an illiquid market.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering. However, to the extent we elect to issue Payment Shares to the selling stockholder to satisfy our obligations to pay interest and/or principal on the Line of Credit and Convertible Loan, as permitted under the Amended and Restated Credit Agreement, such issuances will reduce the amounts we would otherwise be required to pay in cash. See “Prospectus Summary - Description of the Amended and Restated Credit and Security Agreement with Slipstream Communications, LLC.” We expect to use any such excess cash primarily for working capital and general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the proposed resale or other disposition from time to time of up to 2,197,350 shares of our common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus. Such shares are comprised of the Disbursed Escrow Conversion Shares and the Payment Shares. For information regarding the issuance of such shares, and the relationship between the selling stockholder. See “Prospectus Summary - Description of the Amended and Restated Credit and Security Agreement with Slipstream Communications, LLC.”

The selling stockholder listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to selling stockholders in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth certain information regarding the selling stockholder as of the date of this prospectus based on information provided to us by the selling stockholder, including the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of the date of this prospectus, the number of such shares that the selling stockholder may offer pursuant to this prospectus, the number of shares to be beneficially owned by the selling stockholder following the sale of shares covered by this prospectus, and the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholder following the sale of all shares covered by this prospectus.

Selling Securityholder Name	Shares of Common Stock Beneficially Owned Before Offering	Total Shares of Common Stock Offered by Selling Securityholder	Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Beneficial Ownership of Common Stock After Offering (1)
Slipstream Communications, LLC(2)	6,726,350	2,197,350	6,629,206	40.44%

 Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC (“Pegasus Capital Advisors”). Dennis McGill, a member of our Board of Directors, serves as an consultant and Operating Advisor to Pegasus Capital Advisors, the Chairman of the Board of Managers for Gemini Financial Services Corporation (an insurance company majority-owned by an affiliate of Pegasus Capital Advisors) and a member of the board of directors of Healthe, Inc. (a company to which Pegasus Capital Advisors or its affiliate is a significant shareholder).

PLAN OF DISTRIBUTION

We are registering the shares issued or to be issued to the selling stockholders pursuant to the Amended and Restated Credit Agreement, as described under the caption “Prospectus Summary – Description of the Amended and Restated Credit and Security Agreement with Slipstream Communications, LLC” above, to permit the resale of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of such shares by the selling stockholders. We will bear all fees and expenses incident to our obligation to register such shares.

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may sell all or a portion of the shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may pledge or grant a security interest in some or all of the shares owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the pledgees, assignees or successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

If the selling stockholders effect transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have will agree to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been sold or the shares offered by the selling stockholders may be resold pursuant to Rule 144 promulgated under the Securities Act without restriction or limitation (including, without limitation, volume restrictions).

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Maslon LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheet of Creative Realities, Inc. and subsidiaries as of December 31, 2020, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Creative Realities, Inc. and subsidiaries as of December 31, 2019, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph that refers to Creative Realities, Inc.’s change in accounting for leases. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at http://www.cri.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 10, 2021;

●	Current Reports on Form 8-K (or amendment(s) thereto) filed with the SEC on January 7, 2021, January 15, 2021, February 3, 2021, February 19, 2021, and March 4, 2021.

●	The description of the Company’s common stock incorporated into the Company’s Registration Statement on Form 8-A filed with the SEC on November 14, 2018 by reference to the description under the caption “Description of Securities – Common Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-225876), which was filed with the SEC on October 31, 2018.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents by writing or telephoning us at the following address or telephone number:

Creative Realities, Inc.

Attention: Corporate Secretary
13100 Magisterial Drive, Suite 100

Louisville, KY 40223

(502) 791-8800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of securities being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$474.67
Legal fees and expenses	$10,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$2,000
Total	$32,474.67

Item 15. Indemnification of Directors and Officers.

The registrant is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a Minnesota corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are as follows: (a) such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (incorporated by reference to registrant’s Amendment No. 1 to Form SB-2 filed on October 12, 2006).
3.2	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on September 17, 2014)
3.3	Articles of Amendment Filed on October 17, 2018 (incorporate by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 filed October 17, 2018)
3.4	Series A-1 Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed October 30, 3015 (incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
3.5	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on September 17, 2014)
3.6	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on October 16, 2014)
3.7	Articles of Amendment Filed on October 17, 2018 (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 filed October 17, 2018)
3.8	Statement of Cancellation of Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on March 18, 2019)
3.9	Statement of Cancellation of Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K filed with the SEC on March 18, 2019)
3.10	Amended and Restated Bylaws (incorporated by reference to the registrant’s Current Report on Form 8-K filed on November 2, 2011)
4.1	Specimen certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006).
4.2	Description of Registrant’s Securities (incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2020)
4.3	Amended and Restated Loan and Security Agreement by and among the Company, its subsidiaries and Slipstream Communications, LLC (incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the SEC on March 10, 2021)
5.1	Opinion of Maslon LLP
23.1	Consent of EisnerAmper LLP
23.2	Consent of Deloitte & Touche LLP
23.2	Consent of Maslon LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky, on April 2, 2021.

CREATIVE REALITIES, INC.

/s/ Richard Mills
Richard Mills
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard Mills and Will Logan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Richard Mills	Director, Chief Executive Officer	April 2, 2021
Richard Mills	(principal executive officer)

/s/ Dennis McGill	Chairman of the Board	April 2, 2021
Dennis McGill

/s/ Will Logan	Chief Financial Officer	April 2, 2021
Will Logan	(principal accounting and financial officer)

/s/ Donald A. Harris	Director	April 2, 2021
Donald A. Harris

/s/ Stephen Nesbit	Director	April 2, 2021
Stephen Nesbit

/s/ David Bell	Director	April 2, 2021
David Bell